                                                                     EXHIBIT 1.2


                                PRICING AGREEMENT




SALOMON SMITH BARNEY INC.
BANC OF AMERICA SECURITIES LLC
CHASE SECURITIES INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES
     CORPORATION
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

c/o Salomon Smith Barney Inc.
    390 Greenwich Street
    New York, New York  10013
                                                                   June 22, 2000
Ladies and Gentlemen:

         American General Capital II, a statutory business trust created under the laws of the State of Delaware (the "Trust"), and American General Corporation, a Texas corporation, as sponsor of the Trust and as guarantor (the "Company"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement (a form of which was filed as an exhibit to the registration statement filed by the Trust, certain other trusts and the Company on Form S-3 (Nos. 333-40583, 333-40583-01, 333-40583-02, 333-40583-03 and
333-40583-04)) attached hereto (the "Underwriting Agreement"), to issue and sell to each of you (the "Underwriters") the number of Preferred Securities specified in Schedule I hereto.

         If so specified in Schedule II hereto, the Preferred Securities are exchangeable into Junior Subordinated Debentures of the Company or other property or securities specified in Schedule II hereto. The Preferred Securities will be guaranteed by the Company on a limited basis as to the payment of Distributions and as to payments on liquidation or redemption (the "Guarantee").

         Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented with respect to the offering of the Preferred Securities. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the offering of the Preferred Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price set forth in Schedule II hereto, the number of Preferred Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof for the Trust and one for the Company, one for each of the Underwriters and one for each counsel, and upon acceptance hereof by the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Trust and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Trust and the Company for examination, upon request, but without warranty on the part of Salomon Smith Barney Inc. as to the authority of the signers thereof.



                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

                                        Very truly yours,

                                        AMERICAN GENERAL CAPITAL II,

                                        By: AMERICAN GENERAL CORPORATION,
                                               as sponsor


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                        AMERICAN GENERAL CORPORATION



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

Accepted as of the date hereof:

SALOMON SMITH BARNEY INC.
BANC OF AMERICA SECURITIES LLC
CHASE SECURITIES INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES
     CORPORATION
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

By:  SALOMON SMITH BARNEY INC.


     By:
        -------------------------------
             Authorized Signatory

                                   SCHEDULE I

                                                                 AMOUNT OF
                                                            PREFERRED SECURITIES
                  UNDERWRITER                                  TO BE PURCHASED
----------------------------------------------------------  --------------------

Salomon Smith Barney Inc. ................................      $165,000,000
Banc of America Securities LLC............................        33,750,000
Chase Securities Inc. ....................................        33,750,000
Donaldson, Lufkin & Jenrette Securities Corporation.......        33,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated........        33,750,000
                                                                ------------
                         Total............................      $300,000,000
                                                                ============

                                   SCHEDULE II

                              PREFERRED SECURITIES

Title of Preferred Securities:         8 1/2% Capital Trust Pass-through Securities ("TruPS")

Number of Preferred Securities:        300,000

Distribution Payments:                 Semi-annually, on January 1 and July 1 in each year, commencing January 1,
                                       2001, at an annual rate of 8 1/2% of the liquidation amount of $1,000 per
                                       Preferred Security.

Record Dates:                          As long as the Preferred Securities are represented by a global security, the record date for the payment of distributions will be one business day before the relevant payment date.  If the Preferred Securities are ever issued in certificated form, the record date for the payment of distributions will be the 15th day of the last month of each semi-annual distribution period, even if that day is not a business day.

Liquidation Amount:                    $1,000 per Preferred Security, plus accumulated and unpaid distributions to the date of payment.

Exchange Provisions:                   If the Company, as the sponsor of the Trust, exercises its right to dissolve the Trust at any time, the Trust will be liquidated by distribution of the
                                       Junior Subordinated Debentures to holders of the Preferred Securities and the Common Securities.

Redemption Provisions:                 Redeemable when the Junior Subordinated Debentures are paid, either at maturity on July 1, 2030, or upon early redemption as described in the
                                       Prospectus Supplement.

Initial Offering Price to Public:      $994.71 per Preferred Security, plus accumulated distributions from June
                                       27, 2000, if settlement occurs after that date.

Purchase Price by Underwriters:        $994.71 per Preferred Security, plus accumulated distributions from June
                                       27, 2000, if settlement occurs after that date.

Underwriters' Compensation:            $10.00 per Preferred Security.

Method of and Specified Funds
for Payment of Purchase Price
and Underwriters' Compensation:        By wire transfer to bank accounts specified by the Trust and the
                                       Underwriters in same day funds.

Form of Preferred Securities:          Book-entry-only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the

                                       Underwriters at least twenty-four hours prior to each Time of Delivery at the office of DTC.

Securities Exchange:                   None.

Time of Delivery:                      10:00 a.m. (New York City time), June 27, 2000.

Closing Location:                      Brown & Wood LLP
                                       One World Trade Center
                                       New York, New York  10048

Underwriters:                          Salomon Smith Barney Inc.
                                       Banc of America Securities LLC
                                       Chase Securities Inc.
                                       Donaldson, Lufkin & Jenrette Securities Corporation
                                       Merrill Lynch, Pierce, Fenner & Smith
                                                   Incorporated

Lead Underwriter:                      Salomon Smith Barney Inc.

Address for Notices, etc.:             390 Greenwich Street
                                       New York, New York  10013
                                       Attention:  John Dickey


                                    JUNIOR SUBORDINATED DEBENTURES


Title of Junior Subordinated
     Debentures:                       8 1/2% Junior Subordinated Debentures due 2030

Aggregate Principal Amount:            $309,279,000

Interest Payments:                     Semi-annually, on January 1 and July 1 in each year, commencing January 1,
                                       2001, at an annual rate of 8 1/2% of the principal amount of $1,000 per
                                       Junior Subordinated Debenture.

Record Dates:                          As long as the Preferred Securities (or, if the Junior Subordinated
                                       Debentures are distributed to the holders of the Preferred Securities, then the Junior Subordinated Debentures are represented by a global security, the record date for the payment of interest on the Junior
                                       Subordinated Debentures will be one business day before the relevant payment date.  If the Preferred Securities (or, if the Junior Subordinated
                                       Debentures are distributed to the holders of the Preferred Securities, then the Junior Subordinated Debentures) are ever issued in certificated form, the record date for the payment of

                                       interest will be the 15th day of the last month of each semi-annual interest period, even if that day is not a business day.

Maturity Date:                         July 1, 2030


Redemption Provisions:                 Redeemable at maturity on July 1, 2030 or upon early redemption as described in the Prospectus Supplement.

Sinking Fund Provisions:               None.

Extension Provisions:                  The Company may, on one or more occasions, defer interest payments on the Junior Subordinated Debentures for up to 10 consecutive semi-annual periods (but not beyond July 1, 2030) unless an event of default under the Junior Subordinated Debentures has occurred and is continuing.